Exhibit 99.2

MACROGENICS, INC.
UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

Effective as of June 30, 2026, MacroGenics, Inc. (the “Company”) completed the previously announced sale (the “Closing”) of certain assets and liabilities related to its GMP manufacturing operations (the "Purchased Assets"), including its CDMO business (the “CDMO Operations”) conducted by the Company at its manufacturing facility located at 9704 Medical Center Drive, Rockville, Maryland and related warehouse operations located at 4735 Arcadia Drive, Frederick, Maryland (excluding all research and related assets and operations of the Company) (the “Transaction”), to Bora Pharmaceuticals Co., Ltd., a company organized under the laws of Taiwan (“Bora”), and Bora Biologics USA, LLC, a Delaware limited liability company (collectively, the “Purchaser”).

The Transaction was conducted pursuant to the Asset Purchase Agreement, dated as of May 11, 2026 (the “Purchase Agreement”) by and between the Company and the Purchaser, and under the terms of the Purchase Agreement, at Closing the Purchaser paid the Company $122.5 million, before transaction fees and expenses, which is subject to customary post-closing adjustments, and the Purchaser assumed responsibility for the CDMO Operations. Additionally, the Purchase Agreement provides for up to $5 million of potential additional post-closing cash payments (the "Contingent Consideration") to the Company upon achievement of certain manufacturing milestones by the CDMO Operations and professional development program services to be performed by the CDMO Operations in 2027 and 2028. The Company has currently concluded that the probability of achievement of the Contingent Consideration is remote and therefore there is no accounting transaction adjustment reflected in the pro forma consolidated financial statements below. Changes in the estimated fair value of the contingent consideration, if any, will be recognized in earnings in subsequent periods.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and the Purchaser, indemnification obligations of the parties and certain other obligations of the parties. The closing of the Transaction was subject to customary conditions.

Management determined that the Purchased Assets met the held for sale criteria after March 31, 2026; accordingly, the related assets and liabilities are presented within the ordinary consolidated line items on the historical consolidated balance sheet and have been eliminated through the transaction accounting adjustments reflected in the pro forma consolidated balance sheet. Management has not yet completed its assessment of whether the Transaction qualifies as a discontinued operation under ASC 205-20.

The unaudited pro forma financial information (or “pro forma financial information”) presents the pro forma financial position and results of operations after giving effect to the Transaction. Specifically, the unaudited pro forma consolidated balance sheet reflects adjustments that depict the accounting for the Transaction required by U.S. GAAP (“pro forma balance sheet transaction accounting adjustments”) as of March 31, 2026 while the unaudited pro forma consolidated statements of operations reflect adjustments that depict the effects of the pro forma balance sheet transaction accounting adjustments assuming those adjustments were made as of January 1, 2025 (“pro forma income statement transaction accounting adjustments”). We refer to pro forma balance sheet transaction accounting adjustments and pro forma income statement transaction accounting adjustments collectively as “transaction accounting adjustments.” The transaction accounting adjustments are described in the accompanying notes.

The pro forma financial information is prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. The pro forma financial information is based upon available information and assumptions that management considers to be reasonable, and such assumptions have been made solely for purposes of developing such pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the SEC. The pro forma financial information is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Transaction occurred on the dates indicated. In addition, these pro forma financial statements should not be considered to be indicative of the future financial performance and results of operations of the Company.

The pro forma financial information should be read in conjunction with the historical financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2026 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 13, 2026.

MACROGENICS, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of March 31, 2026
(Amounts in thousands, except share and per share data)

	Historical	Accounting Transaction Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$66,517	$110,686	(a)	$177,203
Marketable securities	87,712			87,712
Accounts receivable	10,425	(10,175)	(b)	250
Inventory, net	9,498	(9,498)	(b)	—
Prepaid expenses and other current assets	8,371	(3,189)	(b)	5,182
Total current assets	182,523	87,824		270,347
Property, equipment and software, net	11,493	(9,482)	(b)	2,011
Operating lease right-of-use assets	22,481	(19,594)	(b)	2,887
Other non current assets	1,376	(1,178)	(b)	198
Total assets	$217,873	$57,570		$275,443

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,287	$(1,965)	(b)	$2,322
Accrued expenses and other current liabilities	18,446	(1,852)	(b)	16,594
Deferred revenue	67,993	(11,503)	(b)	56,490
Lease liabilities	5,214	(3,971)	(b)	1,243
Total current liabilities	95,940	(19,291)		76,649
Liability related to future royalties	68,713			68,713
Lease liabilities, net of current portion	31,295	(29,219)	(b)	2,076
Other non current liabilities	727			727
Total liabilities	196,675	(48,510)		148,165

Stockholders' equity:
Common stock, $0.01 par value -- 125,000,000 shares authorized, 63,560,068 shares outstanding at March 31, 2026	636			636
Additional paid-in capital	1,301,701			1,301,701
Accumulated other comprehensive loss	(27)			(27)
Accumulated deficit	(1,281,112)	106,080	(c)	(1,175,032)
Total stockholders' equity	21,198	106,080		127,278
Total liabilities and stockholders' equity	$217,873	$57,570		$275,443

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

MACROGENICS, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
Three Months Ended March 31, 2026
(Amounts in thousands, except share and per share data)

	Historical	Accounting Transaction Adjustments		Pro Forma
Revenues:
Collaborative and other agreements	$570			$570
Contract manufacturing	14,054	(14,054)	(d)	—
Royalty revenue	6,151			6,151
Total revenues	20,775	(14,054)		6,721
Costs and expenses:
Cost of manufacturing services	9,530	(9,530)	(e)	—
Research and development	34,974	(6,324)	(f)	28,650
General and administrative	9,710	(895)	(g)	8,815
Total costs and expenses	54,214	(16,749)		37,465
Loss from operations	(33,439)	2,695		(30,744)
Interest and other income	1,554			1,554
Interest and other expense	(4,889)			(4,889)
Net (loss) income	(36,774)	2,695		(34,079)
Other comprehensive loss:
Unrealized loss on investments	(59)			(59)
Comprehensive loss	$(36,833)	$2,695		$(34,138)

Basic and diluted net loss per common share	$(0.58)			$(0.54)	(j)
Basic and diluted weighted average common shares outstanding	63,449,780			63,449,780

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

MACROGENICS, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
Twelve Months Ended December 31, 2025
(Amounts in thousands, except share and per share data)

	Historical	Accounting Transaction Adjustments		Pro Forma
Revenues:
Collaborative and other agreements	$87,183			$87,183
Contract manufacturing	52,631	(52,631)	(d)	—
Royalty revenue	9,686			9,686
Total revenues	149,500	(52,631)		96,869
Costs and expenses:
Cost of manufacturing services	36,009	(36,009)	(e)	—
Research and development	147,172	(23,447)	(f)	123,725
General and administrative	39,160	(4,442)	(g)	34,718
Total costs and expenses	222,341	(63,898)		158,443
Loss from operations	(72,841)	11,267		(61,574)
Interest and other income	6,057			6,057
Interest and other expense	(8,508)			(8,508)
Gain on derecognition of Purchased Assets	—	109,656	(h)	109,656
(Loss) income before income taxes	(75,292)	120,923		45,631
Income tax expense (benefit)	(672)			(672)
Net (loss) income	(74,620)	120,923		46,303
Other comprehensive income:
Unrealized gain on investments	28			28
Comprehensive (loss) income	$(74,592)	$120,923		$46,331

Basic net (loss) income per common share	$(1.18)			$0.73	(j)
Diluted net (loss) income per common share	$(1.18)			$0.73	(j)
Basic weighted average common shares outstanding	63,155,096			63,155,096
Diluted weighted average common shares outstanding	63,155,096	56,172	(i)	63,211,268

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

MACROGENICS, INC.
NOTES TO UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION
(Amounts in thousands, except share and per share data)
(unaudited)

The following is a description of the transaction accounting adjustments reflected in the unaudited pro forma consolidated financial statements based on preliminary estimates, which may change as additional information is obtained.

(a)    Sale Proceeds: Represents the net adjustment of $110.7 million to cash resulting from the sale of the Purchased Assets, which includes gross proceeds of $122.5 million less (i) estimated customary working capital adjustments and (ii) approximately $8.0 million of estimated transaction costs.
(b)    Derecognition of the Purchased Assets: Represents the derecognition of assets and liabilities related to the sale of the Purchased Assets. The derecognition of property, equipment and software is net of accumulated depreciation of $70.0 million.
(c)    Accumulated deficit: The cumulative adjustments resulted in an adjustment to accumulated deficit of $106.1 million related to the gain recognized upon the derecognition of the Purchased Assets on March 31, 2026. The estimated gain was computed as follows:

(in thousands)	March 31, 2026
Consideration recognized
Cash proceeds from sale	$110,686	(a)
Less: Carrying value of the Purchased Assets	(3,574)	(b)
Less: Settlement of accrued transaction costs as of March 31, 2026	(1,032)
Estimated gain on derecognition of Purchased Assets	$106,080
(d)    Contract manufacturing revenue: Represents the elimination of revenue generated by the Purchased Assets.
(e)    Cost of manufacturing services: Includes adjustments to remove costs associated with the revenue generated by the Purchased Assets.
(f)    Research and development: Includes adjustments for the elimination of internal costs associated with Purchased Assets, including a reduction of personnel costs, depreciation expense, and a reduction of lease expense related to the assignment of the facility leases.
(g)    General and administrative: Includes adjustments for the elimination of internal costs associated with Purchased Assets, including a reduction of personnel costs, depreciation expense, and a reduction of lease expense related to the assignment of the facility leases.
(h)    Gain on derecognition of Purchased Assets: Represents the estimated gain recognized upon the derecognition of the Purchased Assets on January 1, 2025, which reflects the carrying value of the Purchased Assets as of that date. The estimated gain was computed as follows:

(in thousands)	January 1, 2025
Consideration recognized
Cash proceeds from sale	$110,686	(a)
Less: Carrying value of the Purchased Assets	(1,030)
Estimated gain on derecognition of Purchased Assets	$109,656

(i)    Diluted weighted average common shares outstanding: The number of shares used in calculating the pro forma diluted net income per common share has been adjusted to consider the dilutive impact of stock options and RSUs, which had previously been excluded from the per share calculations since they were anti-dilutive for the year ended December 31, 2025. For the year ended December 31, 2025, the pro forma diluted weighted average common shares have been calculated as follows:

December 31, 2025
Historical diluted weighted average common shares outstanding	63,155,096
Dilutive impact of stock options and RSUs	56,172
Pro forma diluted weighted average common shares outstanding	63,211,268
(j)    Basic and diluted net (loss) income per common share: The net (loss) income per common share (basic and diluted) has been calculated based on the pro forma weighted average common shares outstanding (basic and diluted). The pro forma diluted weighted average common shares outstanding for the year ended December 31, 2025 includes an adjustment to reflect the dilutive impact of stock options and RSUs, which are no longer anti-dilutive for the period. For the three months ended March 31, 2026 and for the year ended December 31, 2025, pro forma net (loss) income per common share has been calculated as follows:

March 31, 2026
(in thousands, except share and per share data)	Basic and Diluted
Pro forma net loss	$(34,079)
Pro forma weighted average common shares outstanding	63,449,780
Pro forma net loss per common share	$(0.54)

	December 31, 2025	December 31, 2025
(in thousands, except share and per share data)	Basic	Diluted
Pro forma net income	$46,303	$46,303
Pro forma weighted average common shares outstanding	63,155,096	63,211,268
Pro forma net income per common share	$0.73	$0.73